UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                FEBRUARY 24, 2009

                                   CACHE, INC.
              -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           FLORIDA                       0 -10345                 59 -1588181
         ----------               ----------------------         -------------
        (STATE OR OTHER          (COMMISSION FILE NUMBER)        (IRS EMPLOYER
         JURISDICTION OF                                         IDENTIFICATION
         INCORPORATION)                                          NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                        --------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
    14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

         ITEM 2.02         RESULTS OF OPERATIONS AND FINANCIAL CONDITION

       On March 3, 2009, Cache, Inc. (the "Company") issued a press release (the "Press Release") announcing its financial results for the thirteen and fifty-two week periods ended December 27, 2008 and introducing new guidance for the first quarter of fiscal 2009. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

       The information in Item 2.02 of this Current Report on Form 8-K and
Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

       ITEM 5.02(E) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

       On February 24, 2009, the Company entered into a new three-year employment agreement with Thomas E. Reinckens, the Company's Chief Executive Officer. Under the agreement, Mr. Reinckens' annual salary during 2009 is $600,000. This annual salary will be reviewed on an annual basis and can be adjusted based on Mr. Reinckens' performance, the operating results of the Company, the competitive compensation landscape and other factors determined to be relevant by the Company's Board of Directors. Mr. Reinckens is also eligible to participate in the Company's bonus and stock option programs and is entitled to such performance-based bonuses as the Board of Directors of the Company may from time to time determine in its discretion.

       Pursuant to the terms of the employment agreement, if the Company terminates Mr. Reinckens' employment during the term and prior to a change in control of the Company, except in certain limited circumstances, then until Mr. Reinckens accepts other employment the Company is required to continue to pay him the full balance of his compensation through the term of the agreement, mitigated by future employment. In the event that Mr. Reinckens is terminated following a change in control of the Company, or he resigns during the period beginning 90 and ending 180 days after the effective date of the change in control, he is generally entitled to receive a one-time payment equal to 24 months of his salary then in effect. The agreement contains covenants by Mr. Reinckens not to solicit employees of the Company for two years following termination of his employment, and covenants by Mr. Reinckens not to compete with the Company for one year following termination of employment without compensation or during the period he is entitled to be paid as described above.

         ITEM 9.01         EXHIBITS

99.1 Press release announcing financial results for the thirteen and fifty-two week periods ended December 27, 2008 and introducing new guidance for the first fiscal quarter of 2009.




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                                   SIGNATURES

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


       DATED: March 4, 2009             CACHE, INC.




                                        By: /s/ Margaret Feeney
                                        ---------------------------------
                                        Margaret Feeney
                                        Executive Vice President and Chief
                                        Financial Officer

                                  EXHIBIT 99.1

 [GRAPHIC OMITTED]
                        Company Contact:      Maggie Feeney
                                              Executive Vice President and
                                              Chief Financial Officer
                                              Cache Inc.
                                              (212) 575-3206
FINAL FOR RELEASE
                        Investor Relations:   Allison Malkin/Jane Thorn Leeson
                                              Integrated Corporate Relations
                                              (203) 682-8225/(646) 277-1223


              CACHE REPORTS FOURTH QUARTER AND FISCAL 2008 RESULTS
  FOURTH QUARTER LOSS PER SHARE OF $0.42, INCLUDING $0.10 PER SHARE IN NON-CASH
                               IMPAIRMENT CHARGES
     EXCEEDS REVISED GUIDANCE OF LOSS PER SHARE OF $0.36 TO $0.38 EXCLUDING
                               IMPAIRMENT CHARGES
INTRODUCES FIRST QUARTER FISCAL 2009 GUIDANCE OF LOSS PER SHARE OF $0.12 TO
                                     $0.16

       New York, New York - March 3, 2009 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores, reported results for the thirteen ("fourth quarter") and fifty-two week ("fiscal 2008") periods ended December 27, 2008.

FOR THE 13-WEEK PERIOD ENDED DECEMBER 27, 2008:
       o Net sales decreased 16% to $65.9 million from $78.5 million in the fourth quarter of 2007. Comparable store sales decreased 17% as compared to a 7% decline in the fourth quarter of fiscal 2007;
       o Net loss totaled $5.5 million or ($0.42) per share, including costs, net of taxes, of $1.3 million or $0.10 per diluted share related to non-cash impairment charges, as compared to net income of $4.9 million or $0.32 per diluted share in the fourth quarter of fiscal 2007; and
       o Adjusted net loss for the 13-week period in fiscal 2008 was $4.2 million or ($0.32) per share and excludes impairment charges.

       Thomas Reinckens, Chairman and Chief Executive Officer, commented:
"Fiscal 2008 marked a challenging period for our Company, as the weak economy affected our sales and profitability during the period. Our results for the quarter included $2.1 million of non-cash impairment charges, which was approximately $1.4 million higher than our original estimate for impairment charges in the updated guidance that we provided on January 8, 2009. Excluding this impact, our results were in-line with our updated guidance. On a positive note, we believe we have taken the necessary steps to preserve our strong balance sheet during this difficult economic period, which is expected to continue throughout fiscal 2009. Specific actions we have taken include; successfully lowering our inventory levels to better reflect current consumer demands, with average inventory per store down 34% at year end. In addition, we have aggressively reduced operating costs across all areas of the Company, identifying more than $15 million in pre-tax savings, or $0.72 per diluted share, that we expect to generate in fiscal 2009. We have also reduced our capital expenditures and expect to open a modest number of stores, during the year. As a result of these efforts, we believe we are positioned to maintain positive cash flow from operations throughout fiscal 2009. This includes an expectation that sales will trend similarly to the results we experienced in the fourth quarter of fiscal 2008."

       "During 2009, we will also continue to offer great fashion for our core Cache customer, while expanding our daytime offerings to include a greater penetration of casual sportswear," Mr. Reinckens continued. "While we expect 2009 to remain challenging, we are confident that our strategies position us to achieve our dual goal of growing the appeal of our Cache brand and at the same time delivering positive cash flow, in an effort to increase value for our shareholders."

FOR THE 52-WEEK PERIOD ENDED DECEMBER 27, 2008:
       o Net sales decreased 3% to $265.7 million from $274.5 million in fiscal 2007. Comparable store sales decreased 4%, as compared to a 1% decline in fiscal 2007;
       o Net loss was $7.1 million or ($0.53) per share and included charges, net of taxes, of: $1.7 million or $0.13 per diluted share related to store closures, $1.3 million or $0.10 per diluted share related to non-cash impairment charges and $386,000 or $0.03 per diluted share related to the management change announced in January 2008. This compares to net income of $6.5 million or $0.40 per diluted share, including charges, net of taxes, of $658,000 or $0.04 per diluted share in legal settlement costs and $51,000 or $0.00 per diluted share reversal of Lillie Rubin exit costs in fiscal 2007; and
       o Adjusted net loss for fiscal 2008 was $3.7 million or ($0.28) per share and excludes store closure, impairment and management change costs. This compares to adjusted net income for fiscal 2007 of $7.1 million or $0.44 per diluted share, which excludes costs related to a legal settlement.

FOURTH QUARTER AND FULL YEAR OPERATING RESULTS
-----------------------------------------------

       Gross profit in the fourth quarter of fiscal 2008 was $21.5 million, or 32.6% of net sales, compared to $36.4 million, or 46.4% of net sales, in the fourth quarter of fiscal 2007. For fiscal 2008, gross profit was $109.7 million, or 41.3% of net sales, compared to $127.0 million, or 46.3% of net sales, in fiscal 2007. The decline in gross profit margin for the fourth quarter was driven by lower sales, higher markdowns and the resulting deleverage in buying and occupancy, additional costs associated with the new in-house design team, the effect of the new pricing strategy and higher freight costs. For fiscal 2008, the decline in gross profit margin was due to lower sales, higher markdowns, additional costs associated with the new in-house design team, the effect of the new pricing strategy and increased freight costs.

       In total, operating expenses for the fourth quarter of fiscal 2008 were $30.4 million, or 46.1% of net sales, as compared to $29.6 million, or 37.8% of net sales, in the fourth quarter of fiscal 2007. For fiscal 2008, total operating expenses were $121.5 million, or 45.7% of net sales, compared to $119.7 million, or 43.6% of net sales, in fiscal 2007. Operating expenses for the 13-week fiscal 2008 period included $2.1 million of non-cash impairment charges. Operating expenses for 52-week fiscal 2008 period included $2.8 million in store closure costs, $2.1 million of non-cash impairment charges and $616,000 of costs related to the management change announced in January 2008. Operating expenses for fiscal 2007 included $2.2 million for legal fees and settlement costs.

       At December 27, 2008, cash and marketable securities totaled $30.0 million, after utilizing $15 million to fund the repurchase of 1.7 million shares, since fourth quarter end last year. This compares to $50.1 million in cash and marketable securities at December 29, 2007. Average inventory per store decreased 34% at quarter end from the prior-year period.

A table summarizing financial results follows:

                                                   FIFTY-TWO WEEKS ENDED               THIRTEEN WEEKS ENDED
                                                   ---------------------               --------------------
                                                Dec. 27,          Dec. 29,            Dec. 27,           Dec. 29,
                                                  2008               2007              2008               2007
                                                  ----               ----              ----               ----

                                           ($ thousands, except for per share data, share numbers and store count)

Net sales                                       $265,728           $274,458            $65,908           $78,504
Operating income (loss)                         (11,837)              7,314             (8,884)            6,745
Store exit & management change costs               3,373                (78)                 -                 -
Legal settlement costs                                 -              1,015                  -                 -
Impairment charges                                 2,137                -                2,137                 -

Operating income (loss) before
                       one-time costs             (6,327)             8,251             (6,747)            6,745


Net income (loss)                                 (7,122)             6,521             (5,528)            4,931
Net income (loss) before one-time costs           (3,671)             7,138             (4,192)            4,931

Basic earnings (loss) per share             $      (0.53)      $       0.41       $      (0.42)      $      0.32
Diluted earnings (loss) per share           $      (0.53)      $       0.40       $      (0.42)      $      0.32

Per share - Store exit and management
            change costs                    $       0.16       $          -       $          -       $         -
Per share - Legal settlement costs          $          -       $       0.04       $          -       $         -
Per share - Impairment charges              $       0.10       $          -       $       0.10       $         -

Diluted earnings (loss) per share -
                excluding one-time costs    $      (0.28)      $       0.44       $      (0.32)      $      0.32

Basic weighted average
  shares outstanding                          13,329,000         15,966,000         13,200,000        15,297,000
Diluted weighted average
  shares outstanding                          13,329,000         16,200,000         13,200,000        15,436,000


Number of stores open at end of period            296                297                296               297


GUIDANCE
--------

       The Company is introducing guidance for the first quarter of fiscal 2009. The Company estimates net sales in the range of $53 million to $55 million, which compares to actual net sales of $67.7 million in fiscal 2008. This guidance assumes comparable stores sales in the first quarter of fiscal 2009 will trend similarly to the sales trend we experienced in the fourth quarter of fiscal 2008. This compares to an increase of 3% in the first quarter of fiscal 2008.

       Loss per share for the first quarter of fiscal 2009 is estimated in the range of ($0.12) to ($0.16), which compares to actual first quarter fiscal 2008 loss per share on a GAAP basis of ($0.15), which includes charges of $1.5 million or $0.11 per diluted share for store closures, $388,000 or $0.03 per diluted share related to the management change announced in January 2008 and $355,000 or $0.03 per diluted share related to operating losses associated with stores slated for closure. Actual adjusted diluted earnings per share for the first quarter of fiscal 2008 were $0.01 and excludes store closures, management change costs, and losses related to the operations of the stores expected to close.


STORE OPENING PLANS
-------------------

       During the fourth quarter, the Company opened two new stores and closed one store. In early 2009, the Company opened one store and closed three additional stores and currently operates 294 locations. The Company expects to open approximately three to five new stores and close five to seven locations during fiscal 2009, ending the year with approximately 295 locations and approximately 600,000 square feet in operation.

CONFERENCE CALL INFORMATION
---------------------------

       The Company announced that it will conduct a conference call to discuss its fourth quarter and fiscal 2008 results today, March 3, 2009 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9039 approximately ten minutes prior to the start of the call. The conference call will also be web-cast live at WWW.CACHE.COM. A replay of this call will be available until March 10, 2009 and can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference code 315466.

ABOUT CACHE, INC.
-----------------

       Cache is a nationwide, mall-based specialty retailer of sophisticated sportswear and social occasion dresses targeting style-conscious women who have a youthful attitude and are self-confident. We operate 293 stores, primarily situated in central locations in high traffic, upscale malls in 43 states, the Virgin Islands and Puerto Rico.